Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in the Registration Statements of Tasty Baking Company on Form S-8 (REG. NOS. 333-66020 and 333-66024) of our report dated June 25, 2004 on the financial statements and supplemental schedule of the Tasty Baking Company 401 (k) Thrift Plan, for the year ended December 31, 2003, which report is included in this Annual Report on Form 11-K.




/s/ Mitchell & Titus, LLP

Philadelphia, PA
June 25, 2004